Exhibit 99.1

Computershare

DSG
DISTRIBUTION SOLUTIONS GROUP

Computershare Trust Company, N.A.
150 Royall Street Suite V
Canton Massachusetts 02021
Information Agent: Georgeson LLC

Banks, brokers and Shareholders call toll-free:
(888) 206-5970

MR A SAMPLE

DESIGNATION (IF ANY)
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C 1234567890 J N T

Account Code:
Control Code

Subscription Rights 12345678901234

SUBSCRIPTION RIGHTS CERTIFICATE

TO EXERCISE YOUR RIGHTS

If you wish to exercise your rights, you must submit your instructions in the following way:

Option 1) Mail – Complete the instructions, sign and return this Subscription Rights Certificate in the envelope provided.

Option 2) Internet – Visit the Web Platform at DistributionSolutionsGroup.ComputershareCAS.com and follow the instructions on the site

VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 PM EASTERN TIME ON MAY 30, 2023 (UNLESS EXTENDED) (THE "EXPIRATION DATE")

DISTRIBUTION SOLUTIONS GROUP, INC.
SUBSCRIPTION RIGHTS FOR SHARES OF COMMON STOCK
(Complete appropriate section on reverse side of this form)

The registered holder (the "Holder") of this Subscription Certificate named below, or the assignee, is entitled to the number of transferable Rights shown above to purchase shares of common stock, par value $1.00 per share (the "Common Shares"), of Distribution Solutions Group, Inc. (the "Company"). Each Subscription Right entitles the Holder to purchase Common Shares (the "Subscription") at the ratio of 0.105 Common Shares for every one Subscription Rights (the "Subscription Rate") and upon the terms and conditions and at the price (the "Subscription Price") for each Common Share, each as specified in the prospectus supplement, dated May 9, 2023, and the accompanying prospectus, dated April 10, 2023 relating thereto (collectively, the "Prospectus"). To subscribe for Common Shares the Holder must present to Computershare Trust Company, N.A. (the "Subscription Agent" or "Computershare"), prior to 5:00 p.m., Eastern time, on the Expiration Date (unless extended), a properly completed and executed Subscription Certificate and a wire transfer of funds or a personal check drawn on a bank located in the United States and payable to "Computershare" for an amount equal to the number of Common Shares subscribed for under the Subscription multiplied by the estimated Subscription Price.

As described in the Prospectus, the Holder may purchase any number of additional Common Shares under the Holder's Over-Subscription Right (as defined in the Prospectus), provided that such Common Shares are available and the Holder has fully exercised his or her Subscription Rights. Any additional payment required from a participating Holder must be received by the Subscription Agent by 5:00 p.m., Eastern time, on the Expiration Date of May 30, 2023 unless the Offer is extended. Any excess payment to be refunded by the Subscription Agent to a Holder who is not allocated the full amount of Common Shares subscribed for pursuant to the Over-Subscription Right will be returned to such Holder by mail by the Subscription Agent as promptly as practicable. A participating Holder will have no right to rescind a purchase after the Subscription Agent has received a properly completed and executed Subscription Certificate and payment by means of a personal check or wire transfer. The Subscription Rights in this Subscription Certificate may be transferred, in the same manner and with the same effect as in the case of a negotiable instrument payable to specific persons, by duly completing and signing the assignment on the reverse side hereof. Capitalized terms used but not defined in this Subscription Certificate shall have the meanings assigned to them in the Prospectus relating to the Rights. This Subscription Certificate shall be governed by and construed in accordance with the laws of the State of Delaware. To exercise the Subscription Right, the Holder must exercise a whole number of Rights and pay the estimated Subscription Price for each Common Share subscribed for at the Subscription Price. Payment of $45 per Common Share must accompany the Subscription Certificate. See the reverse side for forms.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #
123456789	XXXX	Subscription Rights	XXX.XXXXXX	12345678

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

1 2 3 4 5 6 7 8 C L S X R T 2 C O Y C

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PLEASE FILL IN ALL APPLICABLE INFORMATION. A. Subscription* x 0.105 = x $45.00 = $ (1 Subscription Rights = 0.105 Common Share) (Subscription Rights Exercised) (No. of Common Shares, rounded down) (Subscription Price) * If the aggregate estimated Subscription Price paid by a Holder is insufficient to purchase, at the estimated Subscription Price, the number of Common Shares that the participating Holder indicates are being subscribed for, or if a Holder does not specify the number of Common Shares to be purchased, then the Holder will be deemed to have exercised its Subscription Rights to purchase Common Shares to the full extent of the payment rendered. If the aggregate estimated Subscription Price paid by a Holder exceeds the amount necessary to purchase the number of Common Shares for which the participating Holder has indicated an intention to subscribe, then the Holder will be refunded any such excess amount remaining based on the number of Common Shares for which the participating Holder has indicated an intention to subscribe following the determination of the Subscription Price on the Expiration Date. B. Over-Subscription** x $45.00 = $ (No. of Common Shares, rounded down) (Subscription Price) ** The Over-Subscription Right may only be exercised if the Subscription Right is exercised to the fullest extent possible and may only be exercised by Holders as described in the Prospectus. Over-subscriptions may not be accepted by the Company and are subject to pro rata reductions. C. Amount of Check Enclosed or Wire Transfer = $ SECTION 1. TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the Rights Offering and I hereby irrevocably subscribe for the number of Common Shares indicated in line A hereon upon the terms and conditions specified in the Prospectus. I hereby agree that if I fail to pay for the Common Shares for which I have subscribed (or are deemed to have subscribed for as set forth above), the Company may exercise any of the remedies set forth in the Prospectus. Signature(s) of Subscriber(s)/Seller(s) Please give your telephone number: ( ) Please give your e-mail address: SECTION 2. TO TRANSFER RIGHTS: For value received, of the Rights represented by this Subscription Certificate are assigned to: (Print Full Name of Assignee) Social Security Number (Print Full Address) (Print Full Address) Signature(s) of Assignor(s) IMPORTANT: The signature(s) must correspond in every particular, without alteration, with the name(s) as printed on your Subscription Certificate. Return this Subscription Certificate to Computershare as follows: By First Class Mail: By Express Mail or Overnight Courier: Computershare Computershare C/O Voluntary Corporate Actions; COY: LAWS C/O Voluntary Corporate Actions; COY: LAWS P.O. Box 43011 150 Royall Street Suite V Providence, RI 02940-3011 Canton, MA 02021 You can exercise your Over-Subscription Right if you have fully exercised your Subscription Right, see above. DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. Any questions regarding this Subscription Certificate and the Rights Offering may be directed to Georgeson LLC toll free at (888) 206-5970. Expiration Date: May 30, 2023 (unless extended)